  Exhibit 99.1

American Resources Corporation Secures Base Load Sales Commitments for Infrastructure Raw Materials

Committed production will be delivered during 2021 via company owned infrastructure to both domestic and international customers.

Company will maximize price realization by expanding production in current year to take advantage of market strength.

January 6, 2021 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / January 6, 2021 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of raw materials to the new infrastructure marketplace, today announced that it has secured base load orders for production of raw materials servicing the infrastructure marketplace at its Perry County Resources (“PCR”) mining complex. The Company has previously announced that its contractor has commenced production at the restructured PCR complex under the Company’s streamlined, low-cost operating model. The secured commitments and contracts represent product that will be delivered to one of the largest steel companies in the world, as well as specialty alloy metal producers and industrial companies domestically and abroad.

Mark Jensen, CEO of American Resources Corporation commented, “As a company we were very careful to balance committed production with maximizing value for our shareholders given the volatility in the market during 2020. Our strategy appears to be paying off whereby we locked in base load production in 2020 but also have additional production capacity available to sell in the upcoming strength that we are seeing in the market. We look forward to expanding production in 2021 and meeting the needs of our customers and future customers”.

The Company has taken a risk-based approach to its committed sales. The Company looks to contract its sales in the range of 60% to 70% of its potential production from a complex, with balance being sold to partners on the international marketplace and on the shorter-term market. This strategy was held consistent for 2021 sales, ensuring the Company has commitments for production needed to be profitable, yet having additional availability of production that can be used to maximize value as well as fulfill additional needs of our customers as they come up throughout the year.

American Resources continues to focus on running efficient streamlined operations in being a new-aged supplier of raw materials to the infrastructure and electrification marketplace in the most sustainable of ways. By operating with low or no legacy costs and having one of the largest and most innovative growth pipelines in the industry, American Resources Corporation works to maximize value for its investors by positioning its large asset base to best fit a new-aged economy, while being able to scale its operations to meet the growth of the markets it serves.

About American Resources Corporation
American Resources Corporation is a supplier of high-quality raw materials to the rapidly growing global infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure market while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact:
Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:
JTC Team, LLC
Jenene Thomas
833-475-8247
AREC@jtcir.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation